Exhibit 21.1

Subsidiaries of Tucows Inc., a Pennsylvania corporation

1.                 Tucows (Delaware) Inc., a Delaware corporation, is a wholly owned subsidiary of Tucows.

2.                 Tucows.com Co., a Nova Scotia corporation, is a wholly owned subsidiary of Tucows (Delaware) Inc.

3.                 Tucows Nova Scotia Co., a Nova Scotia corporation, is a wholly owned subsidiary of Tucows (Delaware) Inc.

4.                 Tucows (UK) Limited, a company incorporated in England and Wales, is a wholly owned subsidiary of Tucows.com Co.

5.                 Infoloans Corp., a Delaware corporation, is a wholly owned subsidiary of Tucows.

6.                 Infonautics Co., a Pennsylvania corporation, is a wholly owned subsidiary of Tucows.

7.                 Infoprop, Inc., a Delaware corporation is a wholly owned subsidiary of Infonautics Co.

8.                 InfoLoans2 Corp., a Delaware corporation is a wholly owned subsidiary of Infonautics Co.

9.                 Mailbank Nova Scotia Co., a Nova Scotia corporation, is a wholly owned subsidiary of Tucows (Delaware) Inc.